Exhibit 21.1

Significant subsidiaries of LBI Media, Inc.1

Liberman Television LLC, a California limited liability company

KRCA Television LLC, a California limited liability company

KRCA License LLC, a California limited liability company

Liberman Broadcasting of California LLC, a California limited liability company

LBI Radio License LLC, a California limited liability company

Empire Burbank Studios LLC, a California limited liability company

Liberman Television of Houston LLC, a Delaware limited liability company

KZJL License LLC, a Delaware limited liability company

Liberman Broadcasting of Houston LLC, a Delaware limited liability company

Liberman Broadcasting of Houston License LLC, a Delaware limited liability company

Liberman Television of Dallas LLC, a Delaware limited liability company

Liberman Television of Dallas License LLC, a Delaware limited liability company

Liberman Broadcasting of Dallas LLC, a Delaware limited liability company

Liberman Broadcasting of Dallas License LLC, a Delaware limited liability company

[1]	All of our subsidiaries conduct business under their legal names as stated above.